UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 1, 2014

Date of Report (Date of earliest event reported)

Annie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On June 1, 2014, the Audit Committee of the Board of Directors (the “Audit Committee”) of Annie’s Inc. (the “Company”) was orally informed by its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), that PwC was resigning effective the earlier of August 11, 2014 or the completion of the Company’s filing with the Securities and Exchange Commission of the Form 10-Q for the period ending June 30, 2014. The resignation was confirmed in a letter delivered to the Audit Committee on June 2, 2014. The Audit Committee has commenced a process to select a new accounting firm to serve as the Company’s independent registered public accounting firm.

The reports of PwC on the Company’s financial statements for each of the two fiscal years ended March 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2014 and 2013 and in the subsequent interim period through June 1, 2014, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreements in their reports on the financial statements for such years.

During the fiscal years ended March 31, 2014 and 2013 and in the subsequent interim period through June 1, 2014, except for the material weakness in internal control over financial reporting identified by the Company in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (the “Form 10-K”) and discussed below, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission. The Audit Committee has discussed this matter with PwC.

The material weakness identified in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 related to an insufficient complement of finance and accounting resources, including employee turnover, within the organization resulting in design deficiencies in certain areas in which our controls were not precise enough to detect misstatements that in the aggregate could be material to the consolidated financial statements. Specifically, management determined that (i) the Company’s historical methodology for estimated certain trade allowances was not designed to include all related trade promotion costs subsequent to period end and (ii) the Company’s controls over accounting for contract manufacturing were not designed with an appropriate level of precision to evaluate the valuation and accuracy of all contract manufacturing receivables and payables. The material weakness did not result in any material misstatements of the Company’s financial statements and disclosures for the fiscal years ended March 31, 2014, 2013 and 2012. The material weakness resulted in audit adjustments for the quarter ended March 31, 2014 and immaterial revisions to the Company’s consolidated financial statements for the first three quarters of the fiscal year ended March 31, 2014, the interim periods during, and the annual period ended March 31, of fiscal year 2013 and the annual period ended March 31, of fiscal year 2012, which are included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

As disclosed in the Form 10-K, the Company believes that significant progress has been made during the year ended March 31, 2014, and through the date of this report, in remediating the underlying causes of the identified material weakness. The Company has taken, and will continue to take, a number of actions to remediate this material weakness.

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of PwC’s letter dated June 3, 2014 is attached as Exhibit 16.1 hereto.

While the Company has not engaged a new independent registered public accounting firm, it has begun a search process to identify PwC’s successor. The Company will disclose its engagement of a new independent registered public accounting firm once the process has been completed and as required by Securities and Exchange Commission’s rules and regulations.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated June 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: June 3, 2014	By:	/s/ Zahir M. Ibrahim
Zahir M. Ibrahim
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated June 3, 2014